Exhibit 10.1

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of            , 2016 (the “Effective Date”), by and between AdvanSix Inc., a Delaware corporation (“AdvanSix”), on behalf of itself and the other members of the AdvanSix Group, and Honeywell International Inc., a Delaware corporation (“Honeywell”), on behalf of itself and the other members of the Honeywell Group. AdvanSix and Honeywell shall collectively be referred to as the “Parties,” and each individually a “Party.” Each Party or any member of its Group providing services or occupancy rights hereunder shall be a “Provider,” and each Party or any member of its Group receiving services or occupancy rights hereunder shall be a “Recipient.” The term the “Business” as used herein shall mean either the AdvanSix Business or the Honeywell Business, as applicable. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Separation Agreement (as defined below).

WHEREAS, in connection with the contemplated Spin-Off of AdvanSix and concurrently with the execution of this Agreement, Honeywell and AdvanSix are entering into a Separation and Distribution Agreement (the “Separation Agreement”);

WHEREAS, following the Spin-Off, each Party desires to provide to the other, and to receive from the other, certain services, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

SERVICES

SECTION 1.01. Services to be Provided to the AdvanSix Group.

(a) In General.

(i) Commencing immediately after the Distribution, and in accordance with the terms and conditions of this Agreement, Honeywell shall provide, or shall cause the applicable members of the Honeywell Group to provide, to AdvanSix or the applicable members of the AdvanSix Group in connection with the conduct of the AdvanSix Business the services described on Schedule A hereto (the “AdvanSix Services”).

(ii) Honeywell may, in its sole discretion and without any written notice to AdvanSix engage, or cause the applicable members of the Honeywell Group to engage, one or more parties (including any third parties) to provide some or all of the AdvanSix Services; provided that (x) Honeywell shall be responsible for the performance or non-performance of any such parties and (y) such parties agree in writing to be bound by confidentiality provisions at least as restrictive to them as the terms of Section 6.01 of this Agreement.

(iii) Commencing immediately after the Distribution, and in accordance with the terms and conditions of this Agreement, Honeywell shall, and shall cause the applicable members of the Honeywell Group to, pay, perform, discharge and satisfy, as and when due, its and their respective obligations as Recipients under this Agreement.

SECTION 1.02. Services to be Provided to the Honeywell Group.

(a) In General.

(i) Commencing immediately after the Distribution, and in accordance with the terms and conditions of this Agreement, AdvanSix shall provide, or shall cause the applicable members of the AdvanSix Group to provide, to Honeywell or the applicable members of the Honeywell Group in connection with the conduct of the Honeywell Business the services described on Schedule B hereto (the “Honeywell Services” and, together with the AdvanSix Services, the “Services”).

(ii) AdvanSix may, in its sole discretion and without any written notice to Honeywell engage, or cause the applicable members of the AdvanSix Group to engage, one or more parties (including any Affiliates of the AdvanSix Group or any third parties) to provide some or all of the Honeywell Services; provided, that (x) AdvanSix shall be responsible for the performance or non-performance of any such parties and (y) such parties agree in writing to be bound by confidentiality provisions at least as restrictive to it as the terms of Section 6.01 of this Agreement.

(iii) Commencing immediately after the Distribution, and in accordance with the terms and conditions of this Agreement, AdvanSix shall, and shall cause the applicable members of the AdvanSix Group to, pay, perform, discharge and satisfy, as and when due, its and their respective obligations as Recipients under this Agreement.

SECTION 1.03. Service Coordinators. Honeywell and AdvanSix shall each nominate a representative to act as the primary contact person with respect to the performance of the Services (each, a “Service Coordinator”). Unless otherwise agreed upon by the Parties, all communications relating to this Agreement and to the Services provided hereunder shall be directed to the Service Coordinators. Except as set forth on Schedule A or Schedule B, the initial Service Coordinators for Honeywell and AdvanSix, including relevant contact information, are set forth on Schedule C, respectively. Either Party may replace its Service Coordinator at any time by providing notice in accordance with Section 11.01 of this Agreement. The Service Coordinators will consult and coordinate with each other on a regular basis and no less frequently than monthly during the term of this Agreement.

SECTION 1.04. Standard of Performance. (a) Each Provider shall (and shall cause any party performing the Services on its behalf to) (i) perform its Services in compliance with applicable Law and (ii) use commercially reasonable efforts, skill and judgment in providing its Services hereunder, in a manner consistent with past practice up to one year prior to the Distribution Date (the standards identified in the preceding subclauses (i) and (ii), collectively the “Service Standards”). If the Provider has not provided such Services (or substantially similar services) during the one year prior to the Distribution Date, then the Services shall be performed in a competent and professional manner consistent with industry standards. The Services shall be used solely for the operation of the applicable Business for substantially the same purpose as used by the applicable Recipient immediately prior to the Distribution Date.

(b) Subject to Section 3.04, in the event of a material failure (the “Material Failure”) of a Provider to perform any of its Services in accordance with the Service Standards, the applicable Recipient will provide the Provider with written notice of such Material Failure, and the Provider will use commercially reasonable efforts to remedy such failure as soon as reasonably possible from the date of such notice. Without prejudice to the foregoing, if the Provider is not able to remedy a Material Failure within thirty (30) days of its receipt of written notice that a Material Failure has occurred, the dispute resolution procedures set forth in Section 11.10(a) will apply; provided, however, that in the event that the Executive Committee (as such term is defined in Section 11.10(a)) is unable to resolve the Dispute in accordance with Section 11.10(a), then the Recipient may obtain replacement services and the Provider shall pay the reasonable out-of-pocket cost of any such replacement services, less the amount the Recipient would have paid pursuant to this Agreement for such Services if performed by the Provider. If the Recipient chooses to obtain the replacement services, (i) the Recipient may terminate the affected Services upon notice and the Provider will no longer provide such Services to the Recipient, or (ii) after the Provider remedies the Material Failure, the Recipient may request that the Provider resume providing the affected Services.

SECTION 1.05. Cooperation. (a) Each Party and its Service Providers shall, and shall use commercially reasonable efforts to cause any party performing the Services on their behalf to, cooperate with the other Party and the other members of its Group in all matters relating to the provision and receipt of the Services and to minimize the expense, distraction and disturbance to the other Party’s business, and shall perform all obligations hereunder in good faith and in accordance with principles of fair dealing.

(b) Each Party and its Recipients will use commercially reasonable efforts to provide information and documentation reasonably required by each Provider to perform the Services, as applicable, in the manner they were provided in the ordinary course prior to the Distribution Date, and will use commercially reasonable efforts to make available, as reasonably requested by each Provider, sufficient resources and timely decisions, approvals and acceptances in order that each Provider may perform its obligations under the Agreement in a timely and efficient manner.

(c) Each Party and its Service Providers shall follow, and shall use commercially reasonable efforts to cause any party performing the services on their behalf to follow, the policies, procedures and practices, including all environmental policies, of the other Party and its Recipients applicable to the Services that are in effect as of the Distribution Date and of which such Party has been reasonably informed.

(d) A failure of any Recipient to act in accordance with this Section 1.05 that prevents any Provider from providing a Service hereunder shall relieve such Provider of its obligation to provide such Service until such time as the failure has been cured; provided, that such Provider has previously notified such Recipient in writing of such failure. Notwithstanding the foregoing, neither Party shall have any obligation to purchase, upgrade, enhance or otherwise modify any computer hardware, software or network environment currently used by such Party in connection with its Business, or to provide any support or maintenance services for any computer hardware, software or network environment that has been upgraded, enhanced or otherwise modified from the computer hardware, software or network environments that are currently used by such Party in connection with its Business.

(e) To the extent that any third-party proprietor of information or software to be disclosed or made available to any Recipient in connection with performance of the Services hereunder requires a specific form of non-disclosure agreement as a condition of its consent to use of the same for the benefit of the Recipient or to permit the Recipient access to such information or software, the Recipient will, as a condition to the receipt of such portion of the Services, execute (and will cause its employees and Affiliates to execute, if required) any such form.

(f) Within the first 45 days following the Distribution Date, the Parties may agree to include within the scope of this Agreement other services that have historically been provided to the AdvanSix Business by the Honeywell Group or the Honeywell Business by the AdvanSix Group, as applicable, in each case that are within the same functional categories as those listed on the Schedules (such services, the “Other Services”). If a Party identifies an Other Service it desires to use, it shall notify the other Party and the Parties shall discuss in good faith the terms under which such Other Services may be provided to the applicable Business by the relevant Group. If the Parties agree to include any Other Service within the scope of this Agreement, such Other Service shall be added to the relevant Schedule and shall be deemed to be a “Service” for all purposes hereunder, and the applicable Provider shall provide it pursuant to the terms of this Agreement. The charges for the Other Service will be determined on a basis consistent with the methodology for determining the charges for other Services as provided in Section 4.01 of this Agreement.

SECTION 1.06. Migration Projects. Subject to Section 10.01(b), prior to the end of the applicable Term, each Provider will provide the Recipient, upon written request (the “Project Work Request”), with such reasonable support as may be necessary to migrate the Services to the Recipient’s internal organization or to a third party provider as set forth on Schedule E (the “Project Work”), including without limitation exporting and providing (subject to applicable Law) all relevant data and information of the applicable Recipient from the systems of the applicable Provider or any party performing the Services on its behalf; provided, however, for avoidance of doubt, that the Recipient shall bear any portion of the cost of Project Work associated with the setup of such Recipient’s data warehousing infrastructure or hosting environment. After the Provider receives the Project Work Request, the Parties shall meet to discuss and agree on the scope and cost of the Project Work, taking into consideration the Provider’s then-available resources. Where required for migrating the Services, Recipient’s Personnel will be granted reasonable access to the respective facilities of the Provider during normal business hours. Project Work may be out-sourced to external service partners (including those involving conversion programs or other programming, or extraordinary management supervision and/or coordination); provided that the Provider shall be responsible for the performance or non-performance of such partners. Each Party shall pay its internal and third party costs incurred in connection with all Project Work performed by such Party’s Personnel; provided that the Recipient shall bear the costs of all third party providers engaged in completing a Project Work.

SECTION 1.07. The Parties acknowledge that any Provider may make changes from time to time in the manner of performing Services if the Provider is making similar changes in performing the same or substantially similar Services for itself or other members of its Group; provided, however, that, unless expressly contemplated in Schedule A or Schedule B hereto, such changes shall not affect the Fees for such Service payable by the Recipient under this Agreement or decrease the manner, scope, time frame, nature or quality or level of the Services provided to the Recipient, except upon prior written approval of the Recipient.

SECTION 1.08. No Provider shall be authorized by, or shall have any responsibility under, this Agreement to manage the affairs of the business of any Recipient.

ARTICLE II

REAL ESTATE

SECTION 2.01. Occupancy Rights. Each Provider set forth on Schedule F, with respect to the location set forth on such Schedule opposite such Provider’s name (each, a “Shared Real Property”), hereby grants to the Recipient set forth on such Schedule opposite such Shared Real Property, a limited license for reasonable use and access to the space utilized by such Recipient or any member of its Group in the conduct of the Recipient’s Business as of the Distribution Date, for the sole purpose of transitioning the Recipient’s Business and in accordance with the terms, covenants and conditions of this Article II. The Recipient’s right to use and access the applicable Shared Real Property shall be consistent with the use and access afforded to the Recipient’s Business as of the Distribution Date. The Recipient’s use shall include the right to use the fixtures, improvements and furnishings located within the Shared Real Property consistent with such use as of the Distribution Date.

SECTION 2.02. Use. The Recipient shall use the applicable Shared Real Property (and the furnishings contained therein) for the same purposes as such Shared Real Property is utilized as of the Distribution Date and for no other purpose. The Shared Real Property may be occupied only by the Personnel of the applicable Recipient reasonably required in furtherance of the activities of the Recipient’s Business or the other purposes set forth in this Agreement. The Recipient shall be responsible for pickup and delivery of goods at any common shipping dock at any Shared Real Property, and any shipments shall include proper labeling to distinguish the Recipient’s goods from the Provider’s goods.

SECTION 2.03. License Fee. Each Recipient shall pay a monthly gross license fee for its Shared Real Property as set out on Schedule F (each, a “Monthly License Fee”). The Monthly License Fee for each Shared Real Property shall be payable in advance on or before the first (1st) day of each calendar month of the term of the license. The Monthly License Fee for any period during the respective license term which is for less than one month shall be prorated.

SECTION 2.04. License Term. The license granted under this Article II will be effective as of immediately after the Distribution and will automatically expire at the earlier of (I) the end of the period set forth in Schedule F with respect to each Shared Real Property, or (II) the expiration date of the relevant underlying lease pertaining to each Shared Real Property (in which case the Provider shall provide to the Recipient written notice 30 days prior to such expiration).

SECTION 2.05. Access and Common Areas. Unless otherwise specified on Schedule F, the Recipient (including its Personnel) shall access the applicable Shared Real Property through existing employee entrances designated by the Provider. Access to any other areas (“Other Areas”) in, on or about the applicable Shared Real Property (including conference room(s), break area(s), designated smoking area(s), restroom(s), machine shop(s), shipping/receiving area(s) and cafeteria(s) other than to the extent located within the Shared Real Property) shall be as otherwise designated by the Provider in its reasonable discretion. Except as otherwise expressly provided herein, the Recipient shall not access any other areas.

SECTION 2.06. Compliance with Sellers’ Policies. The Recipient shall comply with the Provider’s reasonable policies and procedures, security requirements and rules and regulations with respect to the applicable Shared Real Property and the Recipient’s occupancy of such Shared Real Property. Such policies may be changed from time to time upon reasonable prior notice at the applicable Provider’s sole reasonable discretion.

SECTION 2.07. Insurance. Each Party agrees, during the term of this license, to cause its Recipients under this Article II to carry and maintain (i) commercial general liability insurance with a single combined liability limit of $5,000,000 per occurrence and (ii) workers compensation/employer’s liability insurance with a liability limit of $1,000,000 per occurrence, and in the case of the policies described in clauses (i) and (ii), naming the applicable Provider (and other parties as may be reasonably required) as an additional insured, against liability with respect to accidents occurring on, in or about the applicable Shared Real Property or arising out of the use and occupancy of such Shared Real Property by the Recipient and its Personnel and visitors. All such insurance policies shall contain a waiver of subrogation in the applicable Provider’s favor. The Parties acknowledge that the Providers shall have no responsibility to insure or actively maintain any Recipient’s personal property, including any Recipient’s equipment and trade fixtures, located in the Shared Real Property. Notwithstanding the aforesaid liability limits, said limits shall not diminish or otherwise impact or affect the obligations of the Parties and their Recipients hereunder. The policy(s) maintained by the applicable Recipient shall be issued by a company licensed to do business in the country where the Shared Real Property is located and the applicable Recipient shall deposit a certificate evidencing the same with the applicable Provider on or before the Effective Date. During the term of the license granted in Section 2.01, the applicable Providers under this Article II shall maintain insurance policies for the Shared Real Property as in effect as of the Effective Date.

SECTION 2.08. Surrender. Upon the expiration or termination of the license granted under this Article II, each Recipient shall, at its sole cost and expense, (i) remove their personal property, equipment, trade fixtures and other goods and effects, and repair any damage to the Shared Real Property resulting from such removal, and (ii) otherwise quit and deliver up the Shared Real Property peaceably and quietly and in as good order and condition as the same were in on the Distribution Date, reasonable wear and tear, damage by fire and the elements excepted. In the event any Recipient fails to repair and perform the aforementioned facilities restoration and otherwise deliver the Shared Real Property as set forth above, the Provider or any member of its Group shall have the right to make said reasonable repairs and reasonably perform such facilities restoration, charge such Recipient or any member of its Group the reasonable costs of such repairs and restoration, and such Recipient or any member of its Group shall reimburse the Provider or the member of its Group, as applicable, within thirty (30) days of receipt of invoice. Any property left in the Shared Real Property after the expiration or termination of the license granted under this Article II shall be deemed to have been abandoned and the property of the Providers to dispose of as the Providers deem expedient and at the sole cost and expense of the Recipients.

SECTION 2.09. License Rights. The rights granted herein in favor of each Recipient are in the nature of a license and shall not create any leasehold or other estate or possessory rights in Shared Real Property, and if the license granted under this Article II expires or is terminated, the Recipient shall vacate the Shared Real Property, and any occupancy or activity of the Recipient thereafter in the Shared Real Property shall be considered a trespass.

SECTION 2.10. Relocation. Each Provider shall have the right, at its cost, to relocate the applicable Recipient to other area(s) of each Shared Real Property by providing the Recipient reasonable advance notice, provided that such relocation does not reduce the rights of the Recipient or increase the obligations of the Recipient under this Agreement or unreasonably interrupt the day-to-day operations of the Recipient’s Business.

SECTION 2.11. Alterations. The Recipient shall not make any alterations, additions or improvements to the Shared Real Property.

SECTION 2.12. Controlling Provisions. In the event of a conflict between the terms of this Article II and any other provision in this Agreement with regard to the right to use the Shared Real Property specified in this Article II, the terms of Article II shall control. In the event of a conflict between the terms of this Agreement and the terms set forth on Schedule F attached hereto, the terms of Schedule F shall control.

ARTICLE III

LIMITATIONS

SECTION 3.01. General Limitations. Unless expressly provided otherwise herein: (i) the Providers shall be required to provide the Services hereunder only to the extent that such Services were provided to the applicable Business in the ordinary course prior to the Distribution Date and (ii) the Services provided by the Providers hereunder shall be available only for the purposes of conducting the applicable Business. Notwithstanding anything to the contrary in this Agreement, no Provider will be required to perform or cause to be performed any of the Services for the benefit of any other person other than the applicable Recipient or a member of such Recipient’s Group.

SECTION 3.02. Third-Party Limitations. (a) Nothing in this Agreement shall be deemed to require the provision of any Service by any Provider to any Recipient if the provision of such Service requires the consent, waiver or approval from, or notification to, any third party (including a Governmental Authority), whether under applicable Law, by the terms of any contract to which such Provider or other member of its Group is a party or otherwise, unless and until such consent, waiver or approval has been obtained or such notification has been made. Furthermore, each Party acknowledges and agrees that the Services provided by a Provider through third parties or using third party Intellectual Property are subject to the terms and conditions of any applicable agreements between the Provider of such Service and such third parties (such agreements, the “Third Party Agreements”), as set forth on Schedule G. The Recipient will be responsible for obtaining, and shall pay all costs of obtaining, any consents, waivers or approvals and making any notifications that may be necessary (including under the Third Party Agreements or any new Third Party Agreements) to permit Services to be provided hereunder. Each Provider shall use commercially reasonably efforts to assist the Recipient in obtaining any necessary consent (including any necessary licenses, waivers or approvals and making any necessary notifications) in order to provide such Services under this Agreement (including with respect to the Third Party Agreements or any new Third Party Agreements; it being understood that each Recipient shall only be granted access to Third Party Agreements during the term of this Agreement, and upon expiration of the applicable service term shall procure its own standalone license with the applicable third party provider).

(b) The Provider will not be required to provide the Recipient access to such third party Intellectual Property or to use such third party Intellectual Property in the performance of Services if doing so would not be permitted by the applicable Third Party Agreements with such third parties.

SECTION 3.03. Compliance with Laws. (i) Neither Party shall provide, or cause to be provided, any Service to the extent that the provision of such Service would require such Party, the other members of its group or any of their respective Personnel to violate (a) any applicable Law, (b) any policies and/or procedures of such Party designed to respond to applicable Law, or (c) in any material respect, any other policies and/or procedures of such Party in existence on the Distribution Date. If a Party cannot provide a Service due to (c) above or because provision of such Service would require the consent, waiver or approval of any third-party (including a Governmental Authority) and such consent, waiver or approval has not been obtained prior to the Distribution, the Parties shall cooperate in good faith to identify an acceptable alternative arrangement to provide the affected Service sufficient for the purposes of the other Party and, if mutually agreed, the modified or alternative Service shall be added to the relevant Schedule and the Provider shall provide it pursuant to the terms of this Agreement; provided, that if the alternative arrangement results from (c) above, the Party providing such Service shall bear any additional costs resulting from such acceptable alternative arrangement.

SECTION 3.04. Force Majeure. The Parties shall use commercially reasonable efforts to provide, or cause to be provided, the Services without interruption. In the event that any Provider is wholly or partially prevented from, or delayed in, providing one or more Services, or one or more Services are interrupted or suspended, by reason of events beyond its reasonable control (including acts of God, act of Governmental Authority, act of the public enemy or due to fire, explosion, accident, floods, embargoes, epidemics, war, acts of terrorism, nuclear disaster, civil unrest and/or riots, civil commotion, insurrection, severe or adverse weather conditions, lack of or shortage of electrical power, malfunctions of equipment or software, or any other cause beyond the reasonable control of the Provider whose performance is affected by such event (each, a “Force Majeure Event”)), the Provider shall promptly give notice of any such Force Majeure Event to the Recipient and shall indicate in such notice the effect of such event on its ability to perform hereunder and the anticipated duration of such event. The Provider shall not be obligated to deliver the affected Services during such period, and the Recipient shall not be obligated to pay for any Services not delivered; provided that, for the duration of a Force Majeure Event, the Provider shall use commercially reasonable efforts to avoid or remove such Force Majeure Event, and shall use commercially reasonable efforts to resume its performance under this Agreement with the least practicable delay. If the suspension of the Provider’s performance continues for more than two (2) consecutive months as a result of a Force Majeure Event, the Recipient may terminate this Agreement with respect to the affected Service by giving written notice to the Provider.

SECTION 3.05. Title to Equipment; Management and Control; Reservation of Rights. (a) All procedures, methods, systems, strategies, tools, equipment, facilities and other resources used by any Provider in connection with the provision of Services (the “Equipment”) shall remain the property of such Provider and, except as otherwise provided herein, shall at all times be under the sole direction and control of such Provider.

(b) Except as otherwise expressly provided herein, management of and control over, the provision of the Services (including the determination or designation at any time of the Equipment, employees and other resources to be used in connection with the provision of the Services) shall reside solely with the Provider. All Personnel providing the Services will remain at all times, and be deemed to be, employees or representatives solely of the Provider responsible for providing such Services (or any parties performing the Services on its behalf) for all purposes, and not to be employees or representatives of the Recipient. Without limiting the generality of the foregoing, all labor matters relating to any employees of a Party shall be within the exclusive control of such Party, and the other Party shall take no action affecting such matters. Such Party shall provide for and pay the compensation and other benefits of such employees, including salary, health, accident and workers’ compensation benefits and all taxes and contributions which an employer is required to pay relating to the employment of employees. No Party shall be liable to the other Party or to any of its Personnel for such Party’s failure to perform its compensation, benefit or tax obligations. In no event shall either Party be obligated to maintain the employment of any specific employee; provided that such Party shall remain responsible for the performance of the Services in accordance with this Agreement.

SECTION 3.06. Interim Basis Only. Each Party acknowledges that the purpose of this Agreement is to provide Services to the other Party on an interim basis. Accordingly, at all times from and after the Distribution Date, each of Honeywell and AdvanSix shall, subject to the terms and conditions of this Agreement, use its respective commercially reasonable efforts to make or obtain any approvals, permits or licenses, implement any computer systems and take, or cause to be taken, any and all other actions necessary or advisable for it to provide the Services for itself as soon as practicable after the date hereof and terminate this Agreement with respect to each Service prior to the Term for such Service set forth herein.

ARTICLE IV

PAYMENT

SECTION 4.01. Fees. In connection with each Service, each Recipient shall pay to the Provider (a) the fees as set forth in the applicable Schedule with respect to such Service, (b) any third party fees, costs and expenses which are charged to the Provider in connection with provision of the Services to the Recipient; and (c) any other fees as agreed to by the Parties in writing (collectively, the “Fees”). At the option of the Provider, it may elect to have one of the members of its Group provide a Service hereunder and submit an invoice for the applicable Fees to the Recipient on its behalf.

SECTION 4.02. Extension of Services. If, for any reason, the provision of any Services or access to any Shared Real Property extends beyond the applicable service period or access period set forth in the Schedules attached hereto, the Fees payable each month beyond the initial service period or access period with respect to such Services or access to such Shared Real Property shall be automatically and permanently increased by ten percent (10%).

SECTION 4.03. Billing and Payment Terms. (a) All amounts due under this Agreement shall be billed and paid for in the following manner (i) each Party shall invoice the other Party on a monthly basis (such invoice to set forth a description of the Services provided and reasonable documentation to support the charges thereon (including, where applicable, reasonable documentation as to such Party’s cost allocation and third party costs in respect of such charges), which invoice and documentation shall be in the same level of detail and in accordance with the procedures for invoicing as provided to the Provider’s other businesses) for all Services that such Party delivered or caused to be delivered during the preceding month, (ii) each such invoice shall be payable within 30 days after the date of the invoice and (iii) payment of all invoices in respect of the Services provided hereunder shall be made in U.S. Dollars.

(b) If any invoice is not paid in full within sixty (60) days after the date of the invoice, interest shall accrue on the unpaid amount at the annual rate equal to the “Prime Rate” as reported on the thirtieth day after the date of the invoice in The Wall Street Journal (or, if such day is not a business day, the first business day immediately after such day), calculated on the basis of a year of 360 days and the actual number of days elapsed between the end of the thirty (30)-day payment period and the actual payment date.

(c) If there is a Dispute (as defined in Section 11.10) between the Parties regarding the amounts shown as billed to a Recipient on any invoice, the relevant Provider shall, upon the written request of such Recipient, furnish such reasonable documentation to substantiate the amounts billed including listings of the dates, times and amounts of the Services in question where applicable and practicable. Delivery of such documentation shall constitute written notice of a Dispute pursuant to Section 11.10, and the provisions of Section 11.10 shall apply to such Dispute. The Recipient may withhold any payments subject to a Dispute; provided, that any disputed payments, to the extent ultimately determined to be payable to the Provider, shall bear interest as set forth in Section 4.03(b).

SECTION 4.04. Sales Taxes. All consideration under this Agreement is exclusive of any sales, use, excise, transfer, value-added, goods or services, or similar Tax excluding all other Taxes, including Taxes based upon or calculated by reference to income, receipts or capital or withholding Taxes) imposed against or on Services (“Sales Taxes”) provided hereunder, and such Sales Taxes will be added to the Fees where applicable. Such Sales Taxes shall be separately stated on the relevant invoice to the Recipient. The Recipient shall be responsible for any such Sales Taxes and shall remit such Sales Taxes to the Provider (and such Provider shall remit such amounts to the applicable taxing authority); provided that (a) in the case of value-added Taxes, the Recipient shall not be obligated to pay such Taxes unless the Provider has issued to the Recipient a valid value-added tax (“VAT”) invoice in respect thereof, and (b) in the case of all Sales Taxes, the Recipient shall not be obligated to pay such Sales Taxes if and to the extent that the Recipient has provided any valid exemption certificates or other applicable documentation that would eliminate or reduce the obligation to collect and/or pay such Sales Taxes.

SECTION 4.05. No Offset. Except as set forth in Section 4.03(c), no Recipient shall withhold any payments to its Provider under this Agreement in order to offset payments due to such Recipient pursuant to this Agreement, the Separation Agreement, any Ancillary Agreement or otherwise, unless such withholding is mutually agreed by the Parties or is provided for in the final ruling of a court having jurisdiction pursuant to Section 11.10(c). Any required adjustment to payments due hereunder will be made as a subsequent invoice.

SECTION 4.06. Funding of Payroll. Payroll checks disbursed by or at the direction of Honeywell or a member of the Honeywell Group as part of the Services shall be funded in immediately available funds to an account as directed by Honeywell or such Group member on the day the checks are issued to employees of the Recipient; provided that the Recipient has received 48 hours’ advance written notice of the amount required. Direct deposit of payroll will be funded on payday (alternately referred to as the settlement date); provided that the Recipient has received 48 hours’ advanced written notice of the amount required.

SECTION 4.07. Customer Receipt Payments and Bank Account Transition Process. (a) For a period of twelve (12) months following the Distribution (“Customer Receipt Payment Period”), in the event any payments related to trade receivables intended for the AdvanSix Group or the Honeywell Group (the “Intended Payee”) is incorrectly received by any member of the other Group (the “Customer Receipt Payee”) such Customer Receipt Payee will, as soon as reasonably practicable, but in no event in more than 10 Business Days following receipt of such payment, send the applicable Intended Payee through wire transfer an amount equal to the value of such payment (each, a “Customer Receipt Payment”).

(b) For each Customer Receipt Payment, the Customer Receipt Payee must provide the applicable customer(s) payment details to allow the Intended Payee to identify the customer(s) and the related transaction(s) associated with the Customer Receipt Payment, including each customer’s name, accounts receivable account number and payment amount. This information should be sent to the persons and addresses specified on Schedule H.

(c) The Intended Payee will pursue corrections to the banking details internally. If payments are not being sent to the correct bank account of the Intended Payee within thirty (30) days following the Distribution, the Customer Receipt Payee will send a letter to the respective customer every month, informing the customer of the need to use the correct bank account as designated by the Intended Payee. If payments continue to be incorrectly sent for eleven (11) months after the Distribution, the Customer Receipt Payee and the Intended Payee will send a final joint letter one month prior to the expiration of the Customer Receipt Payment Period.

(d) Each Party agrees to not send the other Party any Customer Receipt Payments from customers found on the U.S. Treasury Office of Foreign Assets Control’s Specially-designated Nationals List or from any countries with which U.S. persons are prohibited from conducting business. Each Party agrees to not accept Customer Receipt Payments made in cash. Each Party agrees to immediately notify the other Party of any Customer Receipt Payments falling within the scope of this Section 4.07(d) and to cooperate with the other Party in taking any action recommended by the other Party in connection with such Customer Receipt Payments.

(e) All Customer Receipt Payments made by any Customer Receipt Payee to any Intended Payee hereunder shall be made by a wire transfer of immediately available funds in U.S. Dollars to a bank account designated in writing by the Intended Payee entitled to receive payment. Customer Receipt Payments may be bundled or sent on a per payment basis.

(f) All bank fees incurred for transmitting Customer Receipt Payments pursuant to this Section 4.07 will be paid by the Intended Payee and may be deducted from the applicable Customer Receipt Payments sent to the Intended Payee by the Customer Receipt Payee.

ARTICLE V

ACCESS AND SECURITY

SECTION 5.01. Access; Work Policy.

(a) At all times during the Term, each Party shall provide, and shall cause its Affiliates and third parties to provide, the other Party and its Personnel reasonable ingress to and egress from its facilities and premises, and reasonable access to its equipment and Personnel, for any purpose connected with the delivery or receipt of Services hereunder, the exercise of any right under this Agreement or the performance of any obligations required by this Agreement. “Personnel” shall mean, with respect to any Party, the employees, directors, officers, agents, counsel, accountants, in-house attorneys, independent contractors and other professional consultants of (i) such Party, (ii) the Affiliates of such Party and (iii) any third parties engaged by such Party or its Affiliates to provide a Service.

(b) Each Party’s Personnel shall comply with the other Party’s safety and security regulations applicable to each specific site or facility while working at such site or facility. Except as otherwise agreed to by the Parties, each Party’s Personnel shall observe the working hours, working rules, and holiday schedules of the other Party while working on the premises of the other Party.

SECTION 5.02. Security Level; Additional Security Measures.

(a) The Parties shall work together to ensure that, when providing Services, they are each able to maintain their current level of physical and electronic security during the Term.

(b) Any Provider may take physical or information security measures that affect the manner in which Services are provided, so long as the substance or overall functionality of any affected Services remains the same as it was prior to the Distribution Date; provided, that the Recipient shall be given reasonable, prior written notice of any such physical or information security measures that are material.

SECTION 5.03. Security Breaches. In the event of a security breach that relates to the Services, the Parties shall, subject to any applicable Law, cooperate with each other regarding the timing and manner of (a) notification to their respective customers, potential customers, employees and/or agents concerning a breach or potential breach of security and (b) disclosures to appropriate Governmental Authorities.

SECTION 5.04. Systems Security. (a) If either Party or its Personnel will be given access to any of the computer systems or software of the other Party or any party performing the Services on its behalf (“Systems”) in connection with the performance of the Services, the accessing Party and its Personnel shall comply with all system security policies, procedures and requirements related to the Systems (as amended from time to time, the “Security Regulations”) in effect as of the Effective Date and of which such accessing Party or its Personnel has been reasonably informed, and will not tamper with, compromise or circumvent any security or audit measures employed by such the Party granting such access and its Personnel.

(b) Each Party and its Affiliates shall use commercially reasonable efforts to ensure that only those of their respective Personnel who are specifically authorized to have access to the Systems of the other Party gain such access, and to prevent unauthorized access, use, destruction, alteration or loss of information contained therein, including notifying its Personnel regarding the restrictions set forth in this Agreement and establishing appropriate policies designed to effectively enforce such restrictions.

(c) If, at any time, either Party determines that any Personnel of the other Party or its Affiliates has sought to circumvent, or has circumvented, its Security Regulations, that any unauthorized Personnel of the other Party or its Affiliates has accessed its Systems or that any Personnel of the other Party or its Affiliates has engaged in activities that may lead to the unauthorized access, use, destruction, alteration or loss of data, information or software, such Party shall immediately terminate any such Personnel’s access to the Systems and immediately notify the other Party.

(d) Honeywell, AdvanSix and their respective Personnel, shall access and use only those Systems, and only such data and information within such Systems to which it has been granted the right to access and use. Any Party shall have the right to deny the Personnel of the other Party access to such Party’s Systems, after prior written notice and consultation with the other Party, in the event the Party reasonably believes that such Personnel pose a security concern.

SECTION 5.05. Records and Inspection Rights. During the term of this Agreement and for seven (7) years thereafter or in accordance with their respective corporate records retention policies, whichever is longer, each Party agrees to maintain accurate records arising from or related to any Service provided hereunder, including accounting records and documentation produced in connection with the provision of any Service. Upon reasonable written notice from a Recipient, the applicable Provider shall make available to such Recipient or its Personnel (i) at such Recipient’s sole expense, reasonable access to or, at such Provider’s expense, copies of, the records with respect to such Service during regular business hours, and (ii) electronic copies of any such records (to the extent such records have not been migrated to the Recipient), in which case the Recipient shall reimburse the Provider for reasonable out-of-pocket expenses incurred in providing the Recipient with any such electronic records.

ARTICLE VI

CONFIDENTIALITY

SECTION 6.01. Confidential Information. Each Party hereby acknowledges that confidential Information of such Party or members of its Group may be exposed to the Personnel of the other Party or its Group as a result of the activities contemplated by this Agreement. Each Party agrees, on behalf of itself and its Affiliates, that such Party’s obligation to use and keep confidential such Information of the other Party or its Group shall be governed by Sections 7.01(c) and 7.08 of the Separation Agreement.

ARTICLE VII

INTELLECTUAL PROPERTY AND DATA

SECTION 7.01. Ownership of Data and Intellectual Property. (a) Each Party shall own all data and information (i) provided by it to the other Party in connection with its receipt of Services or (ii) created by or for the other Party solely on behalf of it in relation to the provision of Services (collectively, “Service Receiver Data”).

(b) Upon the request of the Recipient, and at Recipient’s expense, any Service Receiver Data in possession of a Provider shall be promptly provided to the Recipient in the format in which such Provider maintains such data as of the time of such request; provided that the Provider may retain the relevant Service Receiver Data and provide a copy thereof to the Recipient: (i) if necessary for such Provider to continue to provide the Services during the Term; or (ii) if such Provider is unable to delete the Service Receiver Data from its archives using commercially reasonable efforts.

(c) All other data, information and Intellectual Property provided by each Party (including its Affiliates) and their respective licensors and information, content and software providers in connection with performance of the Services shall remain the property of such Party (or its Affiliates). Each Party hereby grants to the other Party and to its Affiliates and any third parties providing Services under this Agreement a nonexclusive, nontransferable, world-wide, royalty-free license, for the term of this Agreement, to use the Intellectual Property owned by the granting Party solely to the extent strictly necessary for the other Party to perform its obligations under, and for the granting Party to receive and use the Services as contemplated by, this Agreement, only to the extent of the interest held by the granting Party or its Affiliates.

(d) Subject to the terms of the Separation Agreement, each Provider acknowledges and agrees that it will acquire no right, title or interest (including any license rights or rights of use) to any work product resulting from the provision of Services hereunder for the Recipient’s exclusive use and such work product shall remain the exclusive property of the Recipient. To the extent title to any such work product vests in the Provider by operation of Law, each Party hereby assigns (and shall cause any such other Provider to assign) to the relevant Recipient all right, title and interest in and to such work product, and the Provider shall provide such assistance and execute such documents as the Recipient may reasonably request to assign to such Recipient all right, title and interest in and to such work product. Each Recipient acknowledges and agrees that it will acquire no right, title or interest (other than a non-exclusive, perpetual worldwide right of use) to any work product resulting from the provision of Services hereunder that is not for the Recipient’s exclusive use and such work product shall remain the exclusive property of the Provider.

ARTICLE VIII

LIMITATION OF LIABILITY; DISCLAIMER OF WARRANTIES

SECTION 8.01. Limitation of Liabilities. (a) No Party or any of its Affiliates shall be liable (including any liability for the acts and omissions of its employees, agents and sub-contractors) to another Party or its Affiliates for Liabilities in connection with performing Services under this Agreement except with respect to direct damages arising out of such Party’s willful misconduct or gross negligence; provided that the foregoing limitation shall not apply to a Party’s breach of its obligations pursuant to Article IV or Article VI or to payments in respect of costs or expenses of third party service providers to the extent expressly provided in Section 1.04(b).

(b) Notwithstanding any other provision of this Agreement, no Party or any of its Affiliates shall be liable for any consequential, indirect or punitive damages or any damages that are not reasonably foreseeable or are speculative or remote, unless, in each case, such damages are recovered by a third party in a Third-Party Claim under Section 9.01 or Section 9.02 pursuant to an order entered against the indemnified Party or its Affiliates.

(c) Notwithstanding anything to the contrary in this Agreement, no Party or its Affiliates shall be liable for Liabilities incurred by the other Party or its Affiliates for any action taken or omitted to be taken by such first Party or its Affiliates under or in connection with this Agreement to the extent such action or omission arises from actions taken or omitted to be taken by, or the gross negligence or willful misconduct of, the other Party or its Affiliates or any authorized Personnel of the other Party or its Affiliates.

(d) Without limiting the rights under Section 11.10(d), in no event shall any Provider or its Affiliates be liable pursuant to Section 9.01 hereof for Liabilities in excess of the actual amounts payable by any Recipients or their Affiliates in connection with the Services provided hereunder plus an amount equal to the amount, if any, of any Insurance Proceeds or Third-Party Proceeds that are actually received by such Provider in accordance with Section 6.04 of the Separation Agreement, which shall apply, mutatis mutandis, herein.

SECTION 8.02. Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY EXPRESSLY DISCLAIMS, ANY AND ALL REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT, INCLUDING WARRANTIES WITH RESPECT TO MERCHANTABILITY, OR SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT OF ANY SOFTWARE OR HARDWARE PROVIDED HEREUNDER, AND ANY WARRANTIES ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR TRADE USAGE. NEITHER PARTY, AS A PROVIDER, MAKES ANY REPRESENTATION OR

WARRANTY THAT ANY SERVICE COMPLIES WITH ANY LAW, DOMESTIC OR FOREIGN.

ARTICLE IX
INDEMNIFICATION

SECTION 9.01. Indemnification by the Provider. Subject to the terms of Article VIII and this Article IX, from and after the Distribution Date.

(a) AdvanSix in its capacity as a Provider and on behalf of each member of its Group in its capacity as a Provider, shall indemnify, defend and hold harmless the Honeywell Indemnitees from and against any and all Liabilities arising from or in connection with the willful misconduct or gross negligence of AdvanSix or any member of its Group, in their capacity as a Provider, in connection with the provision of the Services.

(b) Honeywell in its capacity as a Provider and on behalf of each member of its Group in its capacity as a Provider, shall indemnify, defend and hold harmless the AdvanSix Indemnitees from and against any and all Liabilities arising from or in connection with the willful misconduct or gross negligence of Honeywell or any member of its Group, in their capacity as a Provider, in connection with the provision of the Services.

SECTION 9.02. Indemnification by the Recipient. Subject to the terms of Article VIII and this Article IX, from and after the Distribution Date,

(a) AdvanSix in its capacity as a Recipient and on behalf of each member of its Group in its capacity as a Recipient, shall indemnify, defend and hold harmless the Honeywell Indemnitees from and against any and all Liabilities arising from or in connection with or by reason of this Agreement or any Services provided by a member of the Honeywell Group hereunder except to the extent such Liabilities arise out of or in connection with the willful misconduct or gross negligence of Honeywell or any member of its Group, in their capacity as a Provider, in connection with the provision of the Services.

(b) Honeywell in its capacity as a Recipient and on behalf of each member of its Group in its capacity as a Recipient, shall indemnify, defend and hold harmless the AdvanSix Indemnitees from and against any and all Liabilities arising from or in connection with or by reason of this Agreement or any Services provided by a member of the AdvanSix Group hereunder except to the extent such Liabilities arise out of or in connection with the willful misconduct or gross negligence of AdvanSix or any member of its Group, in their capacity as a Provider, in connection with the provision of the Services.

SECTION 9.03. Exclusive Remedies; Procedures. Without limiting the rights under Section 11.10(d), the remedies and indemnities expressly provided in Section 1.04(b) (with respect to payment of costs associated with replacement services), Article VIII and this Article IX of this Agreement shall be the sole and exclusive remedies of the Provider and its Affiliates and the Recipient and its Affiliates, as applicable, for any Liabilities of any kind or nature (including any diminution in value) regardless of the form of action through which such damages are sought (e.g., contract, warranty, tort (including negligence and strict liability) or otherwise) arising out of, in connection with or under this Agreement, or in respect of the Services or actions taken by, or omissions of, any Party in connection with the transactions contemplated hereby. The indemnification procedures in Section 6.05 of the Separation Agreement shall apply, mutatis mutandis, to any indemnification claim made under this Agreement.

ARTICLE X
TERM AND TERMINATION

SECTION 10.01. Term of Agreement. (a) Unless the Parties otherwise agree in writing, the term of this Agreement shall become effective on the Effective Date and shall remain in force until the earlier of (a) termination or expiration of all of the respective Terms and (b) termination in accordance with Section 10.02(a). “Term” shall mean, with respect to each of the Services or the license granted under Article II, the period of time beginning on the Effective Date and expiring on the date set forth in the applicable Schedule (it being understood that if such expiration date falls on any date other than the last day of the applicable month, the Recipient shall pay the Provider for the Services on a pro-rata basis with respect to such month), unless earlier terminated pursuant to Section 10.02(b). Notwithstanding anything to the contrary contained herein, if the Separation Agreement shall be terminated in accordance with its terms, this Agreement shall be automatically terminated and void ab initio with no further action by the Parties and shall be of no further force or effect. The obligation of any Party to make a payment for Services previously rendered shall not be affected by the expiration of the Term and shall continue until full payment is made.

(b) Notwithstanding Section 10.01(a), if a Provider does not complete any Project Work before the expiration of the Term, such Provider shall be required to continue the Project Work until its completion pursuant to the terms of Section 1.06.

SECTION 10.02. Termination. (a) Termination by Honeywell Group or AdvanSix. This Agreement may be terminated by either Party (the “Terminating Party”) upon written notice to the other Party (which notice, in case of material breach, shall specify the basis for such claim for breach of this Agreement), if:

(i) the other Party materially breaches this Agreement, the period for resolution of the Dispute relating to such breach set forth in Section 11.10(a) and (b) has expired and such breach is not cured, to the reasonable satisfaction of the Terminating Party, within thirty (30) days of written notice thereof; or

(ii) the other Party makes a general assignment for the benefit of creditors or becomes insolvent, or a receiver is appointed for, or a court approves reorganization or arrangement proceedings on, such Party.

(b) Partial Termination. Except as otherwise described in the Schedules hereto, any Recipient may, on thirty (30) days’ written notice to the applicable Provider, terminate its receipt of any Service; provided, however, that the Recipient shall continue to pay the Fees in respect of such Service for up to sixty (60) days after delivery of such written notice to the extent the Provider is unable to terminate third party commitments in respect of such Service without penalty prior to such date. Any termination notice delivered by the Recipient shall specify in detail the Service or Services to be terminated, and the effective date of such termination. Effective upon the termination of such Service, an appropriate reduction will be made in the aggregate Fees charged to the Recipient (on a pro rata basis for terminations occurring during the middle of any monthly period, except to the extent that such Services require the Provider to make expenditures on a per month basis (in which case the reduction will be applied beginning from the following month)).

SECTION 10.03. Effect of Termination. In the event that this Agreement is terminated for any reason:

(a) Each Party agrees and acknowledges that the obligations of each Party to provide the Services, or to cause the Services to be provided, hereunder shall immediately cease. Upon cessation of the Provider’s obligation to provide any Service, the Recipient shall stop using, directly or indirectly, such Service.

(b) Upon request, each Party shall, and shall cause its Affiliates to, return to the other Party all tangible personal property and books, records or files owned by such other Party or its Affiliates and third parties and used in connection with the provision of Services that are in their possession as of the termination date.

(c) The following matters shall survive the termination of this Agreement, including the rights and obligations of each Party thereunder, in addition to any claim for breach arising prior to termination: Section 2.03, Section 2.08, Article IV, Section 5.05, Article VI, Article VII, Article VIII, Article IX, the last sentence of Section 10.01(a), Section 10.01(b), this Section 10.03 and Article XI (other than Section 11.12).

ARTICLE XI
MISCELLANEOUS

SECTION 11.01. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be provided in the manner set forth in the Separation Agreement.

SECTION 11.02. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon any such determination, any such provision, to the extent determined to be invalid, void or unenforceable, shall be deemed replaced by a provision that such court determines is valid and enforceable and that comes closest to expressing the intention of the invalid, void or unenforceable provision.

SECTION 11.03. Entire Agreement; Conflict with Separation Agreement. (b) This Agreement, the Separation Agreement, the other Ancillary Agreements and the Appendices, Exhibits and Schedules hereto and thereto contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties with respect to the subject matter hereof other than those set forth or referred to herein or therein. The Parties agree that, in the event of a conflict between the terms of this Agreement and the Separation Agreement with respect to the subject matter hereof, the terms of this Agreement shall govern.

SECTION 11.04. Waivers. No failure or delay of any Party (or the applicable member of its Group) in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default.

SECTION 11.05. Third Party Rights. Except for the indemnification rights under this Agreement of any Honeywell Indemnitee or AdvanSix Indemnitee in their respective capacities as such, (a) the provisions of this Agreement are solely for the benefit of the Parties hereto and are not intended to confer upon any Person except the Parties hereto any rights or remedies hereunder and (b) there are no third-party beneficiaries of this Agreement and this Agreement shall not provide any third person with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

SECTION 11.06. Assignability. This Agreement shall be assignable, in whole or in part, in accordance with the terms of Section 12.03 of the Separation Agreement.

SECTION 11.07. Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the Parties hereto.

SECTION 11.08. Schedules. All Schedules attached hereto are incorporated herein and expressly made a part of this Agreement as though completely set forth herein. All references to this Agreement herein or in any of the Schedules shall be deemed to refer to this entire Agreement, including all Schedules.

SECTION 11.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

SECTION 11.10. Dispute Resolution (a) In the event of any dispute, controversy or claim (a “Dispute”) arising out of or relating to this Agreement (other than any Sections of this Agreement that contain their own dispute resolution mechanics, to which this Section 11.10 shall not apply), the Service Coordinators shall meet (by telephone or in person) no later than five (5) business days after receipt of notice by a Party of a request for resolution of a Dispute. The Service Coordinators shall enter into negotiations aimed at resolving any such Dispute. If the Service Coordinators are unable to reach a mutually satisfactory resolution of the Dispute within ten (10) business days after receipt of notice of the Dispute, the Dispute shall be referred to an Executive Committee comprised of specified transition leaders identified on Schedule C (the “Executive Committee”) from Honeywell and AdvanSix. The initial members of the Executive Committee, including relevant contact information, are set forth on Schedule C, and either Party may replace its Executive Committee members at any time with other members of similar seniority by providing written notice in accordance with Section 11.01. The Executive Committee will meet (by telephone or in person) during the next ten (10) business days and attempt to resolve the Dispute. In the event that the Executive Committee is unable to resolve the Dispute, then the Parties shall retain all rights with respect to remedies hereunder.

(b) If Honeywell and AdvanSix fail to resolve a Dispute within the periods provided under Section 11.10(a), such dispute shall, at the request of either Party hereto (a “Mediation Request”), be submitted to non-binding mediation in accordance with the then current Model Procedure for Mediation of the CPR Institute for Dispute Resolution (“CPR”), except as modified herein. The mediation shall be held in New York, New York. The Parties shall have 20 days from receipt by a Party of a Mediation Request to agree on a mediator. If no mediator has been agreed upon by the Parties within 20 days of receipt by a Party (or Parties) of a Mediation Request, then any Party may request (on written notice to the other Parties), that the CPR appoint a mediator in accordance with the Procedure. All mediation pursuant to this clause shall be confidential and shall be treated as compromise and settlement negotiations, and no oral or documentary representations made by the Parties during such mediation shall be admissible for any purpose in any subsequent proceedings. No Party hereto shall disclose or permit the disclosure of any information about the evidence adduced or the documents produced by the other Parties in the mediation proceedings or about the existence, contents or results of the mediation without the prior written consent of such other Parties except in the course of a judicial or regulatory proceeding or as may be required by Law or requested by a Governmental Authority or securities exchange. Before making any disclosure permitted by the preceding sentence, the Party intending to make such disclosure shall give the other Parties reasonable written notice of the intended disclosure and afford the other Parties a reasonable opportunity to protect its interests. If the Dispute has not been resolved within 60 days of the appointment of a Mediator, or within 90 days of receipt by a Party of a Mediation Request (whichever occurs sooner), or within such longer period as the Parties may agree to in writing, then any Party may file an action on the Dispute in any court having jurisdiction in accordance with Section 11.10(c).

(c) Each Party irrevocably consents to the exclusive jurisdiction, forum and venue of the Commercial Division of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York over any and all claims, disputes, controversies or disagreements between the Parties or any of their respective Subsidiaries, Affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby or thereby. Each of AdvanSix and Honeywell hereby agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 11.01, shall be effective service of process for any litigation brought against it in any such court. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT, THE SERVICES OR THE TRANSACTION CONTEMPLATED HEREBY.

(d) Notwithstanding anything herein to the contrary, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the affected Party shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies shall be cumulative. The other Party shall not oppose the granting of such relief on the basis that money damages are an adequate remedy. The Parties agree that the remedies at Law for any breach or threatened breach hereof, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at Law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

SECTION 11.11. Construction. The rules of interpretation set forth in Section 12.14 of the Separation Agreement are incorporated by reference into this Agreement, mutatis mutandis.

SECTION 11.12. Counterparts. This Agreement may be executed in one or more counterparts, all of which counterparts shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party. This Agreement may be executed by facsimile or PDF signature and a facsimile or PDF signature shall constitute an original for all purposes.

SECTION 11.13. Relationship of the Parties. Expect as specifically provided herein, neither Party shall act or represent or hold itself out as having authority to act as an agent or partner of the other Party or in any way bind or commit the other Party to any obligations or agreement. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust, fiduciary relationship or other association of any kind, each Party being individually responsible only for its obligations as set forth in this Agreement. The Parties’ respective rights and obligations hereunder shall be limited to the contractual rights and obligations expressly set forth herein on the terms and conditions set forth herein.

SECTION 11.14. Further Assurances. From time to time after the date hereof, without further consideration, each Party shall execute and deliver such formal license agreements as another Party may reasonably request to evidence any license provided for herein or contemplated hereby.

Signature Page Follows

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ADVANSIX inc.,

by

Name:
Title:

HONEYWELL INTERNATIONAL INC.,

by